Exhibit 10.4

Confidential Treatment Requested by Tesla Motors, Inc.

October 1, 2014

To:	Mr. JB Straubel
Chief Technology Officer
Tesla Motors, Inc.
3500 Deer Creek Road
Palo Alto, CA 94304

RE:	Investment letter agreement for Panasonic’s [***] Production Line [***] at Giga-Factory

Dear JB-san,

This letter agreement (“[***] Investment Letter Agreement”) is entered into by and between Tesla Motors, Inc., a Delaware corporation (“Tesla”), and Panasonic Corporation, a Japanese corporation (“Panasonic”), effective as of the date last signed below with respect to Panasonic’s investment in the [***] Production Line [***] (defined below), as contemplated in the General Terms and Conditions dated October 1, 2014, including Section 1.1(b) thereof (the “General Terms”), and the Production Pricing Agreement dated October 1, 2014 (“Pricing Agreement”) by and between the Parties. Tesla and Panasonic are each referred to herein as a “Party” and collectively as the “Parties.” This [***] Investment Letter Agreement is entered into in connection with, and subject to, the General Terms and the Pricing Agreement. Capitalized terms used in this [***] Investment Letter Agreement have the meanings given herein, in the General Terms and/or in the Pricing Agreement.

In consideration of the mutual premises and mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tesla and Panasonic hereby agree as follows.

1.

Investment Commitment. Panasonic shall, at its cost and expense, supply all components (including but not limited to [***], but excluding [***] Tesla-Supplied Items), all engineering, manufacturing and other processes, all designs, and all research and development necessary to complete design, development, manufacture, assembly, installation of the Seller’s Property required for [***] for the manufacture of Goods which meet the requirements of the applicable Specifications (collectively, the “[***] Production Line [***]”) subject to (i) the Parties’ entering into the Factory Lease as contemplated in Section 11.1(a) of the General Terms by the Lease Target Date and (ii) that the General Terms remain effective at the time of such investment by Panasonic. The [***] Production Line [***] is described in more detail in Exhibit A hereto. Panasonic will make its investments in

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

the [***] Production Line [***] over [***], with installation at the Factory beginning on an agreed date after [***]; provided, however, that the schedule for such installation is subject to timely completion of the Tesla Responsibilities described in Sections 2.4(a), 11.1(a) and 11.1(b) of the General Terms. It is currently anticipated by the Parties that the [***] Production Line [***] shall be capable of achieving a monthly production capacity of [***] Goods (i.e., approximately [***]). Panasonic shall take title to all equipment, tooling, components and similar tangible items included in the [***] Production Line [***] at the Factory.

2.	Investment Cost. The total amount of the Seller Investment Cost required for the [***] Production Line [***] is referred to as the “[***] Production [***]”. Panasonic represents that its [***] of the [***] Production [***] as of the date of this [***] Investment Letter Agreement, including all costs to connect the [***] Production Line [***] to the Utilities at the Factory (the “Utility Infrastructure Costs”), is [***]. Panasonic will use its [***] of the [***] Production [***]. Panasonic will notify Tesla promptly in writing of any and all changes to the [***] Production [***]. If the [***] Production [***] exceeds the foregoing [***] by more than [***], but only to the extent such increase is not due to a reasonable increase in the Utility Infrastructure Costs, Tesla shall have no liability for such [***] unless Tesla has given prior written consent to be liable for such [***] (which Tesla shall not unreasonably withhold, condition or delay following a good faith discussion with Panasonic).

3.	[***]. For purposes of and subject to Section 2(e) ([***] Seller Investment Cost) of the Pricing Agreement, (a) Seller will be deemed to [***] Production [***] through the sale of an agreed quantity of Goods, which will be reasonably agreed based on a good faith discussion by the Parties, over a period of [***] beginning on the [***] (as defined in the Pricing Agreement), and (b) Seller will be deemed to [***] of the [***] Production [***] through the sale of an agreed quantity of Goods, which will be reasonably agreed based on a good faith discussion by the Parties, over the [***] of the [***] period. Further, the [***] Production [***] shall [***], and Panasonic will be deemed to [***], by an amount equal to [***]. It is currently anticipated that [***] for the [***] Production Line [***] will begin on or around [***], and the actual [***] therefor will be separately agreed in writing between the Parties in accordance with Section 2(e)(i) of the Pricing Agreement.

4.	Goods Pricing. The Unit Price of Goods shall be established in accordance with Pricing Agreement. The Parties agree that the supply of the Goods shall be pursuant to the General Terms.

5.

Target Purchase Quantity. The quarterly target quantity of Goods to be purchased by Tesla from Panasonic’s operating entity at the Factory (the “Target Purchase Quantity”) sets forth in Exhibit B, and the Parties will reference such quantities at the Production Meeting. If the first date that

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Panasonic’s operating entity at the Factory delivers to Tesla Goods with use of the [***] Production Line [***] is delayed from the schedule set forth in Exhibit B for any reason, [***]. Tesla will use Commercially Reasonable Efforts to purchase Goods in accordance with the Target Purchase Quantities, subject to Section 1.6 of the General Terms and Section 3(b)(vii) of the Pricing Agreement.

6.	Miscellaneous. To the extent applicable to the subject matter of this [***] Investment Letter Agreement, the General Terms and Pricing Agreement are each incorporated herein and form an integral part hereof. This [***] Investment Letter Agreement, together with such provisions of the General Terms and Pricing Agreement, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect thereto. If a conflict between the provisions of this [***] Investment Letter Agreement and those of the General Terms and/or Pricing Agreement, the conflict shall be resolved pursuant to Section 16.8 (Conflicts) of the General Terms. No subsequent terms, conditions, understandings, or agreements purporting to modify the terms of this [***] Investment Letter Agreement will be binding unless in writing and signed by both Parties. This [***] Investment Letter Agreement may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which taken together will constitute one and the same instrument. This [***] Investment Letter Agreement shall expire upon [***] in accordance with the Pricing Agreement and the terms hereof.

Sincerely yours,

/s/ Shinji Sakamoto

Shinji Sakamoto

Executive Officer

Senior Vice President

Automotive & Industrial Systems Company

Panasonic Corporation

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Agreed to by Tesla Motors, Inc.

By: /s/ JB Straubel

Name: JB Straubel

Title: Chief Technology Officer, Tesla Motors, Inc.

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Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit A – [***] Production Line [***]

[***]

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Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit B – Target Purchase Quantity

Unit: Million Cells

[***]

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.